                                                                    EXHIBIT 10.3




                               SECURITY AGREEMENT

                          DATED AS OF DECEMBER 9, 1997

                                    BETWEEN

                           PATTERSON DRILLING COMPANY


                                      AND

                    NORWEST BANK TEXAS, NATIONAL ASSOCIATION

                               TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       Section 1.01. Certain Defined Terms  . . . . . . . . . . . . . . . . .  1
       Section 1.02. Terms Defined in Credit Agreement  . . . . . . . . . . .  2

ARTICLE 2 - SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
       Section 2.01.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
              A.     The Rigs   . . . . . . . . . . . . . . . . . . . . . . .  2
              B.     The Accounts   . . . . . . . . . . . . . . . . . . . . .  2
              C.     Collateral   . . . . . . . . . . . . . . . . . . . . . .  2
       Section 2.02. Continued Priority of Security Interest.   . . . . . . .  2
       Section 2.03. Maintenance of Status of Security Interest   . . . . . .  3
       Section 2.04. Evidence of Status of Security Interest  . . . . . . . .  3
       Section 2.05. Authorized Action  . . . . . . . . . . . . . . . . . . .  3
       Section 2.06. Grantors Each Remain Obligated; the Bank Not Obligated.   3


ARTICLE 3 - MAINTENANCE, USE AND OPERATION, INSPECTION,
             IDENTIFICATION MARKS  . . . . . . . . . . . . . . . . . . . . . . 4
       Section 3.01. Maintenance  . . . . . . . . . . . . . . . . . . . . . .  4
       Section 3.02. Use and Operation  . . . . . . . . . . . . . . . . . . .  4
       Section 3.03. Inspection   . . . . . . . . . . . . . . . . . . . . . .  4
       Section 3.04. Identification Marks   . . . . . . . . . . . . . . . . .  4

ARTICLE 4 - REPLACEMENT OF PARTS; ALTERATIONS,
             MODIFICATIONS, AND ADDITIONS . . . . . . . . . . . . . . . . . .  4
       Section 4.01. Replacement of Parts   . . . . . . . . . . . . . . . . .  4
       Section 4.02. Alterations, Modifications, and Additions  . . . . . . .  5

ARTICLE 5 - INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
       Section 5.01. Insurance Against Loss or Damage to Rigs   . . . . . . .  5
       Section 5.02. Insurance Against Public Liability and Property Damage    5
       Section 5.03. Delivery of Policies   . . . . . . . . . . . . . . . . .  6
       Section 5.04. Notice of Cancellation   . . . . . . . . . . . . . . . .  6
       Section 5.05. No Act Impairing Insurance   . . . . . . . . . . . . . .  6
       Section 5.06. Proof of Loss  . . . . . . . . . . . . . . . . . . . . .  6
       Section 5.07. Insurance  . . . . . . . . . . . . . . . . . . . . . . .  6
       Section 5.08. Payment to Bank.   . . . . . . . . . . . . . . . . . . .  7
       Section 5.09. Application of Proceeds  . . . . . . . . . . . . . . . .  7





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

ARTICLE 6 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
       Section 6.01. Default  . . . . . . . . . . . . . . . . . . . . . . . .  7
       Section 6.02. Application of Proceeds  . . . . . . . . . . . . . . . .  7
       Section 6.03. Remedies   . . . . . . . . . . . . . . . . . . . . . . .  7
       Section 6.04. Power of Sale  . . . . . . . . . . . . . . . . . . . . .  9
       Section 6.05. Power of Attorney - Sale   . . . . . . . . . . . . . . .  9
       Section 6.06. Bank to Discharge Liens  . . . . . . . . . . . . . . . .  9
       Section 6.07. Payment of Expenses  . . . . . . . . . . . . . . . . . . 10
       Section 6.08. Remedies Cumulative.   . . . . . . . . . . . . . . . . . 10
       Section 6.09. Cure of Defaults   . . . . . . . . . . . . . . . . . . . 10
       Section 6.10. Discontinuance of Proceedings  . . . . . . . . . . . . . 10

ARTICLE 7 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 11
       Section 7.01. Contracts  . . . . . . . . . . . . . . . . . . . . . . . 11
       Section 7.02. Power of Attorney  . . . . . . . . . . . . . . . . . . . 11
       Section 7.03. Irrevocable Nature of Power  . . . . . . . . . . . . . . 11
       Section 7.04. Further Documents  . . . . . . . . . . . . . . . . . . . 11
       Section 7.05. Notices  . . . . . . . . . . . . . . . . . . . . . . . . 11
       Section 7.06  Notice of Acquisition or Substitution  . . . . . . . . . 11
       Section 7.07. Choice of Law  . . . . . . . . . . . . . . . . . . . . . 12
       Section 7.08. Severability of Provisions   . . . . . . . . . . . . . . 12
       Section 7.09  Release of Lien  . . . . . . . . . . . . . . . . . . . . 12

                               SECURITY AGREEMENT

       SECURITY AGREEMENT, dated December 9, 1997, is between PATTERSON DRILLING COMPANY, A DELAWARE CORPORATION ("PDC"), and NORWEST BANK TEXAS, NATIONAL ASSOCIATION, with its successors and assigns (THE "BANK").

       WHEREAS, the Bank has agreed to lend Patterson Energy, Inc., a Delaware corporation, (the "Borrower"), up to $60,000,000 (the "Loan") to permit the Borrower and its subsidiaries to acquire or make improvements to drilling rigs, rolling stock, and related drilling equipment, to pay all amounts due under the Existing Agreement, and to acquire other drilling companies or the assets related to their drilling operations pursuant to the Credit Agreement dated the date hereof (the "Agreement") among the Borrower, PDC, Patterson Petroleum, Inc. ("PPI"), Patterson Petroleum Trading Company, Inc., a Texas corporation ("PPTC"), and the Bank; and

       WHEREAS, PDC, PPI, and PPTC jointly and severally have guaranteed the Obligations arising under the Agreement; and

       WHEREAS, Bank requires, as a condition to the Loan, that PDC execute and deliver this Security Agreement to Bank as security for its obligations under the Guaranty.

       NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree and covenant as follows:

                            ARTICLE 1 - DEFINITIONS

       Section 1.01. Certain Defined Terms. For purposes of this Security
Agreement:

       (a) "Insurance" shall mean: (i) all insurance for the Rigs, whether now or hereafter in effect, owned by PDC and all renewals of or replacements for them; (ii) all claims and other moneys and claims for moneys due and to become due under the insurance; and
              (iii) all other rights of PDC under or for the insurance.

       (b) "Rigs" shall mean the 99 land drilling rigs owned by PDC as more particularly described in Schedule 1 attached hereto; (ii) all land drilling rigs and drilling equipment acquired with the proceeds of the Loan in the name of PDC; and (iii) all metal products, machinery, equipment, materials, or other goods of any description used or acquired for use by PDC or any other party using or operating the Rigs, and all pumps, drilling equipment, drill pipe, machinery, equipment, supplies, parts, and other goods of any description installed in or affixed to or to be used in connection with any Rig (except the rig hauling trucks owned by PDC, or others) or acquired for installation on, affixation to, or use in connection with any Rig (except the rig hauling trucks owned by PDC or others).

              Section 1.02. Terms Defined in Credit Agreement. All capitalized terms used in this Security Agreement and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                              ARTICLE 2 - SECURITY

       Section 2.01.

       A.     The Rigs:

               In consideration of the Loan made pursuant to the Agreement and evidenced by the Note and by way of security for payment of all amounts due under its Guaranty, PDC does hereby sell, assign, transfer, and set over unto, and grant a security interest in favor of, the Bank and the Bank's successors and assigns for the Bank's own proper use and benefit, as security for all amounts due and owing under its Guaranty, all of PDC's right, title, and interest in and to the Rigs, whether now owned or hereafter acquired and wherever located, and including, without limitation, all parts, additions, alterations, or modifications thereto or replacements of any part thereof, whenever made or performed or acquired, and all removed parts until replaced, and any proceeds and products of the foregoing with all attachments, accessions, tools, parts, supplies, increases, and additions to and replacements of and substitutions for the Rigs or any portion thereof.

       B.     The Accounts:

              PDC grants a security interest in favor of the Bank and the Bank's successors and assigns for the Bank's own proper use and benefit, as security for all amounts due and owing under the Guaranty in all accounts now or hereafter owned by PDC. The term "accounts" shall have the meaning attributed to them in Section 9.106 of the Texas Business and Commerce Code.

       C.     Collateral:

              The rights, equipment, and accounts referred to in this Section
       2.01 are collectively referred to herein as the "Collateral."

       Section 2.02. Continued Priority of Security Interest. PDC agrees that it will not, without the prior written consent of the Bank, create or suffer to exist any lien or security interest upon or in the Collateral or any part thereof other than (a) the lien and security interest created hereby (b) any other Liens of the Bank (or any of its predecessors-in-interest), and (C) Liens of The CIT Group/Equipment Financing, Inc., securing obligations that have been paid in full and for which a termination statement has been executed and forwarded to the Office of Secretary of State of Texas for filing.

       Section 2.03. Maintenance of Status of Security Interest. PDC agrees that it shall take all action that may be necessary or desirable, or that the Bank reasonably requests, so as at all times (a) to grant and perfect the security interest in the Collateral intended to be granted hereby and to maintain the validity, enforceability, perfection, and priority of the security interest in the Collateral; (b) to protect or preserve the security interest created by this Security Agreement; and (C) to protect, preserve, exercise, or enforce the rights of the Bank therein and hereunder and of the Bank under the Guaranty, including but not limited to (1) immediately discharging all Liens on the Collateral other than the security interest and any lien created or permitted hereby; (2) executing and delivering financing statements under the Uniform Commercial Code of Texas (the "UCC"), continuation statements, notices, instructions, and assignments in each case in form and substance reasonably satisfactory to the Bank and not inconsistent with the terms hereof. PDC agrees to mark its books and records as necessary or appropriate to evidence, protect, and perfect the security interest in the Collateral and cause their financial statements to reflect the security interest.

       Section 2.04. Evidence of Status of Security Interest. PDC shall upon the reasonable request of the Bank promptly deliver to the Bank any file-search reports from the UCC and other filing and recording offices applicable from time to time as the Bank reasonably designates to establish that the perfection and priority of the interest granted hereby are maintained.

       Section 2.05. Authorized Action. The Bank is hereby authorized to file one or more financing or continuation statements (including statements of assignment and renewals thereof) or amendments thereto reflecting the Liens created hereby without the signature of, or in the name of, PDC. A carbon, photographic, or other reproduction of this Security Agreement shall be sufficient as a financing statement.

       Section 2.06. Grantors Each Remain Obligated; the Bank Not Obligated. The grant by PDC to the Bank of the security interest granted hereby shall not relieve it from the performance of any term, covenant, condition, or agreement on its part to be performed or observed, or from any liability to any person, under or in respect of any Collateral or impose any obligation on the Bank to perform or observe any term, covenant, condition, or agreement on the part of PDC to be so performed or observed or impose any liability on the Bank for any act or omission on the part of PDC relating thereto.

                  ARTICLE 3 - MAINTENANCE, USE AND OPERATION,
                        INSPECTION, IDENTIFICATION MARKS

       Section 3.01. Maintenance. PDC shall, at its sole cost and expense (whether or not applicable insurance proceeds are adequate for the purpose),
(I) maintain and refurbish the Rigs and to keep them in good operating condition, order, and repair, normal wear and tear excepted; and (ii) keep the Rigs in compliance with all applicable laws, regulations, and orders of any governmental authority having jurisdiction with respect thereto.

       Section 3.02. Use and Operation. As long as no Default occurs and is continuing, PDC shall have the full use of the Rigs, but it covenants that it will not permit the Rigs to be incorporated or installed in or attached to any building or real property so that they become part of or subject to any Liens on the building or real property and cannot be removed without material injury to the Rigs (it is the parties' intention that the Rigs are, and remain, personal property throughout the term of the Agreement); and, further, the Rigs shall not be used or operated contrary to any applicable law, treaty, or convention, or any rule or regulation issued thereunder.

       Section 3.03. Inspection. PDC shall permit representatives of the Bank at any reasonable time, on reasonable notice, to inspect the Rigs, but the inspection may not materially interfere with their normal operations.

       Section 3.04. Identification Marks. PDC will cause each Rig to be kept numbered with its identifying number as shown in Schedule 1 hereto as appropriate. PDC will not change the identifying number of any Rig except in accordance with a statement of the new identifying number, which statement previously has been filed with the Bank.

                 ARTICLE 4 - REPLACEMENT OF PARTS; ALTERATIONS,
                          MODIFICATIONS, AND ADDITIONS

       Section 4.01. Replacement of Parts. (a) PDC shall, at its sole cost and expense, as necessary, promptly replace all parts on the Rigs which become worn out, lost, destroyed, seized, damaged beyond repair, or permanently rendered unfit for any reason. All parts removed from the Rigs shall remain subject to the security interest granted herein until the parts are replaced by parts which meet the requirements for replacement parts specified below. All replacement parts incorporated or installed in or attached to any Rig as provided by this Section 4.01 shall, without necessity of further act, become part of the Rig for all purposes hereof and subject to the security interest granted herein.

       (b) All replacement parts shall be free and clear of all Liens (other than Liens created or permitted by the Agreement) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the parts replaced, assuming the replaced part is maintained in accordance with this Security Agreement.

       Section 4.02. Alterations, Modifications, and Additions. PDC shall, at its sole expense, make any alterations and modifications in and additions to the Rigs as required by any relevant governmental authority or as deemed necessary by PDC, whether upon the recommendation of any manufacturer or otherwise, for the safe operation of the Rigs (any alteration, modification, or addition required or deemed necessary is herein called a "Required Modification"). In addition, PDC shall, at its sole expense, make other alterations and modifications in and additions to the Rigs as it deems necessary or prudent to properly conduct its business (any alteration, modification, or addition deemed desirable is herein called an "Optional Modification"); but (I) any Required Modification shall be expeditiously completed in a good and workmanlike manner, in compliance with all applicable legal requirements; and (ii) no Optional Modification shall diminish the value or utility of any Rig or impair its operating condition below its value, utility, and operating condition immediately before the Optional Modification, assuming that the Rig was then of the value or utility and in the operating condition required under this Security Agreement. All parts incorporated or installed in or attached to any Rig as a result of any alteration, modification, or addition which are not readily removable without damage to the Rig shall, without necessity of further act, become part of the Rig for all purposes hereof and subject to the security interest granted herein.

                             ARTICLE 5 - INSURANCE

       Section 5.01. Insurance Against Loss or Damage to Rigs. PDC covenants that it will, without cost to the Bank, maintain or cause to be maintained in effect for the Rigs throughout the term of this Security Agreement adequate insurance by reputable and solvent insurance companies against loss or damages customarily insured against by Persons operating similar properties and similarly situated, and carry other insurance as usually carried by Persons engaged in the same or similar business and similarly situated (when the policies are issued) in accordance with applicable law, an all-risk physical damage insurance policy insuring the Rigs against, among other things, loss, damage, or destruction from fire, explosion, windstorm, theft, breakage, and other risks as it deems necessary or desirable in an amount in U.S. dollars equal to, except as otherwise approved or required in writing by the Bank, the outstanding balance of the Loan. Each policy of insurance for the Rigs shall name the owner thereof as the insured and shall, subject to Section 5.08 hereof, provide that the Bank shall be a sole loss payee without liability for the payment of premiums. All insurance maintained under this Article 5 shall be primary insurance without right of contribution against any other insurance maintained by the Bank and shall contain provisions waiving underwriters' rights of subrogation thereunder against the Bank and any insured named in the policy and any assignee of the Bank.

       Section 5.02. Insurance Against Public Liability and Property Damage. PDC covenants that it will, without cost to the Bank, maintain or cause to be maintained in effect for the Rigs throughout the term of this Security Agreement commercial general liability and pollution liability insurance policies with reputable and solvent insurance companies, insuring against liabilities for any injury to the person of others and any damage to the property of others arising from those risks, with reasonable deductibles (not in excess of $100,000 including any self-insurance) and in amounts affording coverage for personal injuries of $1,000,000 per occurrence, $3,000,000 in the aggregate, and $20,000,000 excess coverage. Each policy shall also include effective waivers by the insurer of all claims for insurance premiums against the Bank.

       Section 5.03. Delivery of Policies. PDC agrees that it will deliver to the Bank original cover notes and true and correct copies of all policies, binders, endorsements, and riders amending them, evidencing insurance required by this Section 5.01 hereof. The Bank shall not be responsible for any representations or warranties made to the underwriters by the insured in connection with any policy of insurance referred to herein.

       Section 5.04. Notice of Cancellation. At its expense, PDC agrees that it will cause the relevant insurance brokers to agree to, and it hereby covenants that it will, advise the Bank of any expiration, termination, non-renewal, alteration, or cancellation of any policy required under Section 5.01 hereof; of any default in the payment of any premium; and of any other act or omission on the part of the insured of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Rigs. All policies required under Section 5.01 hereof shall provide for not less than 30 days prior written notice to be received by the Bank of the termination or cancellation of the insurance evidenced thereby, unless the termination or cancellation is a result of non-payment of premiums, in which case 10 days prior written notice shall be given to the Bank.

       Section 5.05. No Act Impairing Insurance. PDC agrees that it will not do or omit any act, or voluntarily suffer or permit any act to be done or omitted, whereby the insurance required hereunder shall or may be suspended, impaired, or canceled, and will not use or operate the Rigs, or permit the Rigs to be used or operated, for purposes more hazardous than allowed by the insurance policies carried by them pursuant to this Article 5, without having previously notified the Bank in writing and insured the Rigs by additional coverage to extend to those uses, operations, or risks.

       Section 5.06. Proof of Loss. PDC agrees that it will, at its own expense, make, or cause to be made, all proofs of loss and take, or cause to be taken, all other action necessary or appropriate to collect from the underwriters of insurance required by this Article 5 in case of a loss affecting the Rigs.

       Section 5.07. Insurance. It is expressly agreed that anything herein to the contrary notwithstanding, PDC shall remain liable under the insurance referred to in Sections 5.01 and 5.02 above to perform all obligations assumed by it thereunder, and the Bank shall have no obligation or liability under such insurance because of or rising out of this Security Agreement, nor shall the Bank be required to perform or fulfill any obligations of either under or pursuant to the insurance or to make any payment or any inquiry about the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time.

       Section 5.08. Payment to Bank. Unless the Bank otherwise agrees, all amounts payable under any policies required under Section 5.01 hereof must be payable to the Bank for distribution first to itself under this Security Agreement and thereafter to the insured or others as their interests appear. Nevertheless, until a Default has occurred and is continuing, amounts payable under any insurance for the Rigs involving damage to the Rigs not constituting an actual or constructive total loss may be paid by underwriters directly to PDC for the repair, salvage, or other charges involved or, if PDC has first fully repaired the damage or paid all salvage or other charges, paid to the insured as reimbursement therefor.

       Section 5.09. Application of Proceeds. All amounts paid to the Bank from insurance on the Rigs shall be disposed of as follows (after deducting the reasonable expenses of the Bank in collecting the amounts):

       (i) any amount which might have been paid at the time, in accordance with Sections 5.01 and 5.02 above, directly to the owner of a Rig or others shall be paid by the Bank to, or as directed by, PDC to be applied toward the repair or replacement of the damaged Rig; and

       (ii) all amounts paid to the Bank for an actual or constructive total loss of a Rig shall be applied by the Bank to the payment of amounts due under the Agreement pursuant to its terms.

                              ARTICLE 6 - DEFAULT

       Section 6.01. Default. Default hereunder shall have the meaning given in
Article VII of the Agreement.

       Section 6.02. Application of Proceeds. Any sums recovered hereunder after a Default has occurred and is continuing shall be applied as follows:

       First: To the payment of all reasonable expenses and charges, including the expenses of any sale or retaking, reasonable attorney's fees, court costs, and any other expenses or advances made or incurred by the Bank to protect its rights or to pursue its remedies hereunder;

       Second: To the payment of the amounts outstanding under the Agreement, the Note, and this Security Agreement, whether due or not, including interest thereon to the date of the payment and, if applicable, compensatory interest to the date of the payment; and

       Third: To the payment of any surplus thereafter remaining to the owner of the Collateral or whoever is entitled thereto.

       Section 6.03. Remedies. Upon the occurrence and during the continuance of a Default, the security interest created by this Security Agreement shall become immediately enforceable, and, without limitation, the enforcement remedies specified can be exercised irrespective of whether the Bank has exercised the right of acceleration under the Agreement, and the Bank shall have the following rights:

       (i) Upon the declaration by the Bank that all the then unpaid Obligations of Borrower are due and payable immediately, they shall become immediately due and payable.

       (ii) The Bank may demand, sue for, collect, or receive any money or property at any time payable or receivable because of or in exchange for, or make any compromise or settlement deemed desirable for, any Collateral, but the Bank has no obligation so to do, or the Bank may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release any Collateral, without hereby incurring responsibility to, or discharging or otherwise affecting any liability of PDC. Except for the exercise of reasonable care, the Bank has no duty to protect, secure, perfect, or insure the Collateral.

       (iii) The Bank may require that all policies, contracts, certificates of entry, and other records relating to the insurance provided for in Article 5 hereof (the "Insurance") (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Bank.

       (iv) The Bank may collect, recover, compromise, and give a good discharge for any and all moneys and claims for moneys then outstanding or thereafter arising under the Insurance and permit any brokers through whom collection or recovery is effected to charge their usual brokerage fee.

       (v) The Bank may require PDC to assemble the Collateral owned by it and all books and record relating thereto and to make them available to the Bank at a location designated by the Bank.

       (vi) The Bank shall have the rights and remedies with respect to the Collateral of a secured party under the UCC, whether or not the UCC is in effect in the jurisdiction where the rights and remedies are then asserted, and any other rights granted pursuant to the applicable law. In addition, the Bank is hereby granted the right to sell or cause to be sold in Wichita Falls, Texas, or elsewhere, in one or more sales or parcels, at any price or prices it deems best and for cash or on credit or for future delivery, without assumption of any credit risks, all or any of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of its intention to sell, or of time or place of sale (except for 10 Business Days' prior written notice to PDC at its address in the Agreement, and PDC waives all other notice of the sale), and the Bank may purchase any or all Collateral so sold and thereafter hold it absolutely free from any claim or right, including any right or equity or redemption of the owner thereof, any such demand, notice, right, or equity being hereby expressly waived and released (to the extent permitted by applicable statute). PDC shall pay to the Bank all expenses (including reasonable fees and disbursements of counsel) of, or incidental to, the enforcement of any provisions hereof or of any obligations of PDC of any actual or attempted sale, or any exchange, enforcement, collection, compromise, or settlement of any Collateral or receipt of the proceeds thereof and for the care or preservation of the Collateral before any sale of the Collateral, including expenses of insurance; and all such expenses shall be obligations of PDC owning the Collateral within the terms of this Security Agreement and the Agreement. All proceeds from the sale or other disposition of the Collateral shall be held and applied by the Bank as provided in Section
6.02 hereof. PDC agrees that any sale in accordance with this Section 6.03 shall be deemed made in a commercially reasonable manner insofar as it is concerned.

       (vii) If a Default has occurred and is continuing hereunder, PDC hereby appoints the Bank its true and lawful attorney-in-fact, with full power of substitution, to enforce their rights under any drilling contracts or leases concerning the Rigs, and to take any action the Bank deems necessary or appropriate to protect and preserve the security interest in the Collateral granted herein.

       Section 6.04. Power of Sale. Any sale of the Collateral made pursuant to this Security Agreement, whether under the power of sale hereby granted or any judicial proceedings, shall divest all right, title, and interest of PDC therein and thereto, and shall bar PDC and all persons claiming by, through, or under PDC. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, the Bank, if it is the purchaser, shall be entitled to make settlement or payment for the property purchased, and to use and apply it to the Obligations under the Agreement, so that there may be credited against the amount remaining due and unpaid thereon the sums payable out of the net proceeds of the sale to the Bank after allowing for the costs of sale and other charges. At any such sale, the Bank may bid for and purchase the property and, upon compliance with the terms of sale, may hold, retain, and dispose of the Collateral without further accountability therefor.

       Section 6.05. Power of Attorney - Sale. The Bank is hereby irrevocably appointed attorney-in-fact of PDC upon the happening and during the continuance of a Default to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of PDC, a good conveyance of the title to the Collateral so sold. Any person dealing with the Bank or its attorney-in-fact need not inquire whether the power of attorney herein has become exercisable. In the event of any sale of any Collateral under any power herein, PDC will, if required by the Bank, execute any form of conveyance of the Collateral as the Bank directs or approves.

       Section 6.06. Bank to Discharge Liens. If a Default has occurred, PDC authorizes and empowers the Bank or its appointees or any of them to appear in their names in any court of any country where a suit is pending against any Collateral because of any alleged Lien against any Collateral from which the Collateral has not been released and to take reasonable steps towards the defense of the suit and the purchase or discharge of the Lien. All reasonable expenditures made or incurred by them in the defense or purchase or discharge shall be a debt due to the Bank from

PDC on whose account the Bank appeared and shall be secured by the lien of this Security Agreement in like manner and extent as if the amount and description thereof were written herein.

       Section 6.07. Payment of Expenses. PDC covenants that upon the happening and during the continuance of a Default, then, upon written demand of the Bank, PDC will pay to the Bank the whole amount due and payable for the Obligations of the Borrower under the Agreement; and if the Borrower fails to pay them forthwith upon demand, the Bank shall be entitled to recover judgment for the whole amount so due and unpaid, together with any further amounts sufficient to cover the reasonable compensation to the Bank or its agents and counsel and any necessary advances, expenses, and liabilities made or incurred by them hereunder. All moneys collected by the Bank under this Section 6.07 shall be applied according to Section 6.02 above.

       Section 6.08. Remedies Cumulative. Each and every power and remedy herein given to the Bank shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing at law, in equity, or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised whenever deemed expedient by the Bank, and the exercise or the beginning of the exercise of any power or remedy shall not be construed as a waiver of the right to exercise at the same time or thereafter any other power or remedy. The Bank shall not be required or bound to enforce any other rights under any other agreement or instrument securing the Obligations before enforcing its rights under this Security Agreement. No delay or omission by the Bank in exercising any right or power, or in pursuing any remedy accruing upon a Default, shall impair the right, power, or remedy or be construed as a waiver of the Default or an acquiescence therein; nor shall the Bank's acceptance of any security or payment of or on account of the Obligations of the Borrower under the Agreement maturing after a Default or of any payment for any past default be construed as a waiver of any right to exercise any remedies for any future Default or any past Default not completely cured thereby. No consent, waiver, or approval of the Bank shall be deemed effective unless it is in writing and duly signed by the Bank; any waiver by the Bank of any terms of this Security Agreement or any consent given under this Security Agreement shall be effective only for the purpose and on the terms for which it is given and shall be without prejudice to the right to give or withhold consent for future matters.

       Section 6.09. Cure of Defaults. If, at any time after a Default occurs and before the actual sale of any Collateral by the Bank or before any enforcement or foreclosure proceedings, the Borrower or PDC offer to cure completely all Defaults and to pay all expenses, advances, and damages to the Bank for the Default, with interest at the rate stated in the Agreement (but subject to the limitations in the Agreement), then the Bank may (but need not) accept the offer and payment and restore the Borrower and PDC to its and their former position, but this action, if taken, shall not affect any subsequent Default or impair any rights consequent thereon.

       Section 6.10. Discontinuance of Proceedings. If the Bank has enforced any right, power, or remedy under this Security Agreement by foreclosure, entry, or otherwise, and the proceedings have been discontinued or abandoned or determined adversely to the Bank, then PDC and the Bank shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Security Agreement, and all rights, remedies, and powers of the Bank shall continue as if no proceedings had been taken.

                           ARTICLE 7 - MISCELLANEOUS

       Section 7.01. Contracts. It is expressly agreed that anything herein to the contrary notwithstanding, the Bank shall have no obligation or liability under any drilling contract, lease, or other contract concerning the use or operation of the Rigs because of or arising out of this Security Agreement, nor shall the Bank be required to perform or fulfill any obligations of PDC under or pursuant to any drilling contract, lease, or other contract concerning the use or operation of the Rigs or to make any payment or inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time.

       Section 7.02. Power of Attorney. PDC hereby constitutes the Bank, its successors, and assigns, as its true and lawful attorney, irrevocably, with full power (in the name of PDC or otherwise), if a Default has occurred and is continuing, to ask, require, demand, receive, compound, and give acquittance for any moneys, claims, property, and rights hereby assigned, and claims for moneys due and to become due under or arising out of the Collateral hereby assigned, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or take any action or institute any proceedings which the Bank reasonably deems necessary or advisable in the premises.

       Section 7.03. Irrevocable Nature of Power. The powers and authority granted to the Bank herein have been given for a valuable consideration and are hereby declared irrevocable.

       Section 7.04. Further Documents. PDC agrees that upon the written request of the Bank, it will promptly and duly execute and deliver any further instruments and documents the Bank reasonably deems desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted.

       Section 7.05. Notices. All notices or other communications required it be made hereunder to PDC shall be made in the manner and to the address for it in the Agreement and if to the Bank in the manner and to the address for the Bank in the Agreement.

       Section 7.06. Notice of Acquisition or Substitution: Within ten days of the acquisition of a new rig or the substitution of a new rig for an old, PDC covenants that it will notify the Bank of the acquisition or substitution and will provide a description of the new or substituted Rig as the Bank requires.

       Section 7.07. Choice of Law. This Security Agreement shall be governed by the laws of Texas and may not be amended or changed except by an instrument in writing signed by all parties hereto.

       Section 7.08. Severability of Provisions. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of the provision in any other jurisdiction. To the extent permitted by applicable law, PDC hereby waives any law that renders any provision hereof prohibited or unenforceable in any respect.

       Section 7.09. Release of Lien. Upon the payment in full of all Obligations, the Bank shall release PDC of all of its obligations under this Security Agreement and file all appropriate statements pursuant to the UCC.

       IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed by their duly authorized officers all as of the date noted above.



                                   PATTERSON DRILLING COMPANY

                                   By:    /s/ JAMES C. BROWN
                                        -------------------------------

                                   Name:  James C. Brown
                                        -------------------------------

                                   Title: C.F.O.
                                        -------------------------------



                          NORWEST BANK TEXAS, NATIONAL ASSOCIATION

                                   By:     /s/ JAMES B. FRANK
                                        -------------------------------

                                   Name:   James B. Frank

                                   Title:  Senior Vice President